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Filed pursuant to Rule 424(b)(5)
Registration No. 333-233896

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

2.45% Senior Notes due 2030	$500,000,000	99.681%	$498,405,000	$64,693.00

(1)
The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 23, 2019)

$500,000,000 2.45% Senior Notes due 2030

        Duke Energy Corporation is offering $500,000,000 aggregate principal amount of 2.45% Senior Notes due 2030 (the "Notes"). The per annum interest rate on the Notes will be 2.45%.

        We will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The Notes will mature as to principal on June 1, 2030.

        We may redeem the Notes at our option at any time, in whole or in part and from time to time, as described in this prospectus supplement under the caption "Description of the Notes—Optional Redemption." The Notes will not have the benefit of any sinking fund. The Notes will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt.

        The Notes will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the Notes. Please read the information provided under the caption "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus for a more detailed description of the Notes.

        Investing in the Notes involves risks. See "Risk Factors" on page S-6 of this prospectus supplement.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to Duke Energy Corporation Before Expenses
Per Note	99.681%	0.650%	99.031%
Total Notes	$498,405,000	$3,250,000	$495,155,000

(1)
Plus accrued interest from May 15, 2020, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $1,000,000, including in respect of expenses incurred by us in connection with this offering. See "Underwriting (Conflicts of Interest)."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We expect the Notes to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about May 15, 2020.

Joint Book-Running Managers

J.P. Morgan	Scotiabank	SunTrust Robinson Humphrey	TD Securities	Wells Fargo Securities

Co-Managers

CastleOak Securities, L.P.	Mischler Financial Group, Inc.

The date of this prospectus supplement is May 13, 2020.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the Notes in any Member State of the European Economic Area (the "EEA") or in the United Kingdom (each, a "Relevant State") will only be made to a legal entity which is a qualified investor under the Prospectus Regulation ("Qualified Investors"). Accordingly, any person making or intending to make an offer in that Relevant State of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither Duke Energy Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to Qualified Investors. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        Prohibition of Sales to EEA and United Kingdom Retail Investors—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended ("MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

        The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Notes involves risks. See "Risk Factors" in this prospectus supplement.

 Duke Energy Corporation

        Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and unregulated utility operations. We conduct business through the following operating business segments: Electric Utilities and Infrastructure, Gas Utilities and Infrastructure, and Commercial Renewables.

        Duke Energy's Electric Utilities and Infrastructure segment conducts operations primarily through the regulated public utilities of Duke Energy Carolinas, LLC, Duke Energy Progress, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC and Duke Energy Ohio, Inc. Duke Energy's Electric Utilities and Infrastructure segment provides retail electric service through the generation, transmission, distribution and sale of electricity to approximately 7.8 million customers within the Southeast and Midwest regions of the U.S. The service territory is approximately 91,000 square miles across six states with a total estimated population of 25 million people. The operations include electricity sold wholesale to municipalities, electric cooperative utilities and other load-serving entities. Duke Energy's Electric Utilities and Infrastructure segment is also a joint owner of certain electric transmission projects.

        Duke Energy's Gas Utilities and Infrastructure segment conducts natural gas operations primarily through the regulated public utilities of Piedmont Natural Gas Company, Inc., Duke Energy Ohio, Inc. and Duke Energy Kentucky, Inc. Duke Energy's Gas Utilities and Infrastructure segment serves residential, commercial, industrial and power generation natural gas customers, including customers served by municipalities who are wholesale customers. Duke Energy's Gas Utilities and Infrastructure segment has over 1.6 million customers, including more than 1.1 million customers located in North Carolina, South Carolina and Tennessee, and an additional 535,000 customers located within southwestern Ohio and northern Kentucky.

        Duke Energy's Commercial Renewables segment primarily acquires, develops, builds, operates and owns wind and solar renewable generation throughout the continental U.S. The portfolio includes nonregulated renewable energy and energy storage businesses. Duke Energy's Commercial Renewables segment's renewable energy includes utility-scale wind and solar generation assets, distributed solar generation assets, distributed fuel cell assets and a battery storage project, which total 2,282 megawatts across 19 states from 22 wind facilities, 126 solar projects, 11 fuel cell locations and one battery storage facility.

        Duke Energy is a Delaware corporation. The address of Duke Energy's principal executive offices is 550 South Tryon Street, Charlotte, North Carolina 28202-1803 and its telephone number is (704) 382-3853. Duke Energy's common stock is listed and trades on the New York Stock Exchange under the symbol "DUK."

        The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

 The Offering

Issuer	Duke Energy Corporation
Securities Offered	We are offering $500 million aggregate principal amount of Notes.
Maturity Date	The Notes will mature on June 1, 2030.
Interest Rate	The per annum interest rate on the Notes will be 2.45%.
Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020.
Ranking

The Notes will be a new series of our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. At March 31, 2020, we had approximately $19.5 billion of outstanding indebtedness, consisting of approximately $18.5 billion of unsecured and unsubordinated indebtedness and $1.0 billion of unsecured junior subordinated indebtedness. Our Indenture (as defined herein) contains no restrictions on the amount of additional indebtedness that we may issue under it.

The Notes will be structurally subordinated to all liabilities and any preferred stock of our subsidiaries. At March 31, 2020, our subsidiaries had approximately $43.1 billion of indebtedness, payment upon approximately $650 million of which is guaranteed by Duke Energy Corporation. All of such guarantees were granted to the holders of certain unsecured debt of our subsidiary Duke Energy Carolinas, LLC, in connection with changes in our corporate structure relating to the closing of our merger with Cinergy Corp. in 2006.

Optional Redemption

We will have the right to redeem the Notes at any time before March 1, 2030 (which is the date that is three months prior to the maturity date of the Notes (the "Par Call Date")), in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such redemption date.

We will have the right to redeem the Notes at any time on or after the Par Call Date, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, such redemption date. See "Description of the Notes—Optional Redemption."

No Sinking Fund	There will not be any sinking fund for the Notes.
Use of Proceeds

The net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $495.5 million. We intend to use the net proceeds from the sale of the Notes to repay a portion of our outstanding borrowings under our three-year revolving credit facility expiring in May 2022 (the "revolving credit facility") and for general corporate purposes. At March 31, 2020, we had approximately $1.0 billion of borrowings outstanding under the revolving credit facility. Our outstanding borrowings under the revolving credit facility had a weighted average interest rate of approximately 2.08% per year. See "Use of Proceeds."

Conflicts of Interest

Certain of the underwriters or their affiliates are lenders under the revolving credit facility, the repayment of which will be funded with a portion of the net proceeds from the sale of the Notes. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

Book-Entry

The Notes will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, S.A. ("Clearstream") or Euroclear Bank SA/NV, as operator of the Euroclear System (the "Euroclear System"), in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. This means that you will not receive a certificate for your Notes and Notes will not be registered in your name, except under certain limited circumstances described under the caption "Book-Entry System."

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

        You should carefully consider the risk factors, including those related to the COVID-19 pandemic, in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each of which has been filed with the Securities and Exchange Commission (the "SEC") and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are based on management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

  •
  The impact of the COVID-19 pandemic;

  •
  State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

  •
  The extent and timing of costs and liabilities to comply with federal and state laws, regulations, and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

  •
  The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

  •
  The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

  •
  The risk that the credit ratings of Duke Energy or its subsidiaries may be different from what the companies expect;

  •
  Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies;

  •
  Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

  •
  Advancements in technology;

  •
  Additional competition in electric and natural gas markets and continued industry consolidation;

  •
  The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

  •
  The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the United States electric grid or generating resources;

  •
  The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

  •
  Operational interruptions to our natural gas distribution and transmission activities;

  •
  The availability of adequate interstate pipeline transportation capacity and natural gas supply;

  •
  The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences;

  •
  The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

  •
  The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

  •
  The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

  •
  Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

  •
  Construction and development risks associated with the completion of Duke Energy's or its subsidiaries' capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

  •
  Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

  •
  The ability to control operation and maintenance costs;

  •
  The level of creditworthiness of counterparties to transactions;

  •
  The ability to obtain adequate insurance at acceptable costs;

  •
  Employee workforce factors, including the potential inability to attract and retain key personnel;

  •
  The ability of our subsidiaries to pay dividends or distributions to Duke Energy Corporation;

  •
  The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

  •
  The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

  •
  The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

  •
  The impacts from potential impairments of goodwill or equity method investment carrying values; and

  •
  The ability to implement our business strategy, including enhancing existing technology systems.

        Additional risks and uncertainties are identified and discussed in our reports filed with the SEC and are available at the SEC's website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        The net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $495.5 million. We intend to use the net proceeds from the sale of the Notes to repay a portion of our outstanding borrowings under our three-year revolving credit facility expiring in May 2022 (the "revolving credit facility") and for general corporate purposes. At March 31, 2020, we had approximately $1.0 billion of borrowings outstanding under the revolving credit facility. Our outstanding borrowings under the revolving credit facility had a weighted average interest rate of approximately 2.08% per year.

        Certain of the underwriters or their affiliates are lenders under the revolving credit facility, the repayment of which will be funded with a portion of the net proceeds from the sale of the Notes. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

DESCRIPTION OF THE NOTES

General

        The following description of the terms of the Notes summarizes certain general terms that will apply to the Notes. The Notes will be issued as a new series of senior debt securities under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, dated as of June 3, 2008, as supplemented from time to time, including by the Twenty-third Supplemental Indenture, to be dated as of May 15, 2020, collectively referred to as the "Indenture."

        Please read the following information concerning the Notes in conjunction with the statements under "Description of Debt Securities" in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. Capitalized terms not defined in this prospectus supplement are used as defined in the Indenture or as otherwise provided in the accompanying prospectus.

        The Notes are issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

        The Notes will be issued in an initial aggregate principal amount of $500,000,000.

        We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the Notes being offered hereby in all respects, except for the issue date, the issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date; provided, however, that any such additional notes must be fungible with the then outstanding Notes for U.S. federal income tax purposes, and any such additional notes, together with the then outstanding notes, will be taken to constitute the same series of notes under the Indenture.

        As used in this prospectus supplement, "business day" means, with respect to the Notes, any day other than a Saturday or Sunday that is neither a legal holiday in New York, New York nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.

Ranking

        The Notes will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. At March 31, 2020, we had approximately $19.5 billion of outstanding indebtedness, consisting of approximately $18.5 billion of unsecured and unsubordinated indebtedness and $1.0 billion of unsecured junior subordinated indebtedness. Our Indenture contains no restrictions on the amount of additional indebtedness that we may issue under it.

        The Notes will be structurally subordinated to all liabilities and any preferred stock of our subsidiaries. At March 31, 2020, our subsidiaries had approximately $43.1 billion of indebtedness, payment upon approximately $650 million of which is guaranteed by Duke Energy Corporation. All of such guarantees were granted to the holders of certain unsecured debt of our subsidiary Duke Energy Carolinas, LLC, in connection with changes in our corporate structure relating to the closing of our merger with Cinergy Corp. in 2006.

Interest and Payment

        The Notes will mature on June 1, 2030 and will bear interest at a rate of 2.45% per year. Interest on the Notes shall be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2020. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on such interest payment date. If a due date for the payment of interest or principal on the Notes falls on a day that is not a business day, then the payment will be made on the next succeeding business day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day. Interest will be paid to the person in whose name each Note is registered at the close of business on the record date for the applicable interest payment date, which will be the close of business on (i) the business day immediately preceding such interest payment date so long as all of the Notes remain in book-entry only form or (ii) the fifteenth calendar day next preceding such interest payment date (whether or not a business day) if any of the Notes do not remain in book-entry only form. Interest on the Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. Interest on the Notes will accrue from May 15, 2020, or from the most recent interest payment date to which interest has been paid or duly provided for.

Optional Redemption

        We will have the right to redeem the Notes at any time before March 1, 2030 (which is the date that is three months prior to the maturity date of the Notes (the "Par Call Date")), in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such redemption date.

        We will have the right to redeem the Notes at any time on or after the Par Call Date, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, such redemption date.

        For purposes of these redemption provisions, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means with respect to any redemption date for the Notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if fewer than four of such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations as determined by us.

        "Quotation Agent" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of (i) J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Wells Fargo Securities, LLC and (ii) a Primary Treasury Dealer (as defined below) selected by SunTrust Robinson Humphrey, Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Redemption Procedures

        We will provide not less than 10 nor more than 60 days' notice mailed (or, as long as the Notes are represented by one or more global securities, transmitted in accordance with DTC's procedures) to each registered holder of the Notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on the Notes or portions of such Notes called for redemption. In the event that any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay. If less than all of the Notes are being redeemed, the Notes or portions of such Notes being redeemed shall be selected for redemption in accordance with DTC's standard procedures.

Sinking Fund

        There is no provision for a sinking fund applicable to the Notes.

Reports

        We will provide the Trustee any information, documents or reports required to be filed by us with the SEC under Section 13 or Section 15(d) of the Exchange Act within 15 days after the same is filed with the SEC. See "Where You Can Find More Information."

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Notes that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below).

        This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding Notes as part of a hedge or other integrated transaction, accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under Section 451(b) of the Code or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase Notes. Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

        We have not and will not seek any rulings or opinions from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of a Note that, for U.S. federal income tax purposes, is neither a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Notes, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to them.

Interest

        It is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount. Except if interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and subject to the discussions below under "Foreign Account Tax Compliance Act" and "Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Notes is a United States person.

        If interest on the Notes is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Notes generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

        If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty branch profits tax rate). If interest on the Notes is effectively connected with a conduct by a Non-U.S. Holder of a trade or business within the United States, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Notes

        Subject to the discussion below under "Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Notes. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

        Information returns will be filed annually with the IRS in connection with payments we make on the Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act and related IRS guidance concerning foreign account tax compliance rules ("FATCA"), a 30% U.S. withholding tax is imposed on certain payments (which includes interest payments on the Notes) made to a non-United States entity that fails to take required steps to provide information regarding its "United States accounts" or its direct or indirect "substantial United States owners," as applicable, or to make a required certification that it has no such accounts or owners. We will not be obligated to make any "gross up" or additional payments in respect of amounts withheld on the Notes if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of the Notes.

BOOK-ENTRY SYSTEM

        We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        The Notes initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

        Investors may elect to hold interests in each global security through either DTC in the United States or Clearstream or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and the Euroclear System's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the "U.S. Depositaries").

        You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the Indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports that we or the Trustee deliver pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

        Unless and until we issue the Notes in fully certificated form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive physical delivery of a certificate representing your interest in the Notes;

  •
  all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus supplement.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of the Notes under DTC's system must be made by or through direct participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Notes, except as provided below in "—Certificated Notes."

        To facilitate subsequent transfers, all Notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC's records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Notes on your behalf. We and the Trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Trustee will not recognize you as a holder of any Notes under the Indenture and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.

        We will issue Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  DTC notifies us that it is no longer willing or able to discharge its responsibilities properly or DTC is no longer a registered clearing agency under the Exchange Act, and we are unable to locate a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing under the Indenture and beneficial owners representing a majority in aggregate principal amount of the Notes represented by global securities advise DTC to cease acting as depositary; or

  •
  we, at our option, and subject to DTC's procedures, elect to terminate use of the book-entry system through DTC.

        If any of the above events occurs, DTC is required to notify all direct participants that Notes in fully certificated registered form are available through DTC. DTC will then surrender each global security representing the Notes along with instructions for re-registration. The Trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated Notes as holders under the Indenture.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Notes received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear System participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear System as a result of sales of the Notes by or through a Clearstream participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

 UNDERWRITING (CONFLICTS OF INTEREST)

        We have entered into an underwriting agreement with respect to the Notes with the underwriters listed below, for whom J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as representatives. Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amount of Notes indicated in the following table:

Name	Principal Amount of Notes
J.P. Morgan Securities LLC	$98,000,000
Scotia Capital (USA) Inc.	98,000,000
SunTrust Robinson Humphrey, Inc.	98,000,000
TD Securities (USA) LLC	98,000,000
Wells Fargo Securities, LLC	98,000,000
CastleOak Securities, L.P.	5,000,000
Mischler Financial Group, Inc.	5,000,000

Total	$500,000,000

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Notes, if they purchase any of the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The underwriters are offering the Notes subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Discount

        The Notes sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at this price less a concession not in excess of 0.40% of the aggregate principal amount of the Notes. The underwriters may allow, and those dealers may reallow, a discount not in excess of 0.25% of the aggregate principal amount of the Notes to certain other dealers. If all of the Notes are not sold at the price to the public, the underwriters may change the price to the public and the other selling terms.

        The expenses of this offering, not including the underwriting discount, are estimated to be approximately $640,000. The underwriters have agreed to make a payment to us in an amount equal to $1,000,000, including in respect of expenses incurred by us in connection with this offering.

New Issue

        The Notes will be a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

Price Stabilization and Short Positions

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in process.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.

        In addition, in the ordinary course of their respective business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

        Certain of the underwriters or their affiliates have a lending relationship with us and our affiliates. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading price of the Notes offered hereby.

        The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Theodore F. Craver, Jr., who serves as a member of Duke Energy Corporation's Board of Directors, serves as a member of Wells Fargo & Company's Board of Directors, which is an affiliate of Wells Fargo Securities, LLC, one of the underwriters.

Conflicts of Interest

        A portion of the net proceeds from the sale of the Notes will be used to repay a portion of our outstanding borrowings under the revolving credit facility. One or more of the underwriters participating in this offering and/or their affiliates are lenders under our revolving credit facility. To the extent that net proceeds from this offering are applied to repay outstanding borrowings under the revolving credit facility, they will receive proceeds of this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding indebtedness held by at least one of the underwriters or their affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the Notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Selling Restrictions

European Economic Area

Prohibition of Sales to EEA and United Kingdom Retail Investors

        The Notes may not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

  (ii)
  a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in the Prospectus Directive; and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Duke Energy Corporation.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus

(including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

        The Notes have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and no advertisement, invitation or document relating to the Notes may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "Financial Instruments and Exchange Law"), and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Notice to Prospective Investors in Taiwan

        The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China ("Taiwan"), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

Notice to Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

 LEGAL MATTERS

        The validity of the Notes will be passed upon for Duke Energy Corporation by Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation. Certain legal matters with respect to the offering of the Notes will be passed upon for Duke Energy Corporation by Hunton Andrews Kurth LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to Duke Energy Corporation and certain of its subsidiaries in connection with various matters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through our website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; and

  •
  Current Reports on Form 8-K filed on January 2, 2020, March 16, 2020, March 17, 2020, March 19, 2020, March 26, 2020, May 8, 2020 (Item 8.01 only) and May 13, 2020.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus

Duke Energy Corporation

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Stock Purchase Contracts
Stock Purchase Units

        From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol "DUK."

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" on page 2 of this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2019.

Prospectus

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission's, or SEC's, website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of our common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and debt securities, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.

        In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 THE COMPANY

        Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and unregulated utility operations. We conduct business through the following operating business segments: Electric Utilities and Infrastructure, Gas Utilities and Infrastructure, and Commercial Renewables.

        Duke Energy's Electric Utilities and Infrastructure segment conducts operations primarily through the regulated public utilities of Duke Energy Carolinas, LLC, Duke Energy Progress, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC and Duke Energy Ohio, Inc. Duke Energy's Electric Utilities and Infrastructure segment provides retail electric service through the generation, transmission, distribution and sale of electricity to approximately 7.7 million customers within the Southeast and Midwest regions of the U.S. The service territory is approximately 95,000 square miles across six states with a total estimated population of 24 million people. The operations include electricity sold wholesale to municipalities, electric cooperative utilities and other load-serving entities. Duke Energy's Electric Utilities and Infrastructure segment is also a joint owner of certain electric transmission projects.

        Duke Energy's Gas Utilities and Infrastructure segment conducts natural gas operations primarily through the regulated public utilities of Piedmont Natural Gas Company, Inc. and Duke Energy Ohio, Inc. Duke Energy's Gas Utilities and Infrastructure segment serves residential, commercial, industrial and power generation natural gas customers, including customers served by municipalities who are wholesale customers. Duke Energy's Gas Utilities and Infrastructure segment has over 1.6 million customers, including more than 1.1 million customers located in North Carolina, South Carolina and Tennessee, and an additional 531,000 customers located within southwestern Ohio and northern Kentucky.

        Duke Energy's Commercial Renewables segment is primarily comprised of nonregulated utility-scale wind and solar generation assets located throughout the U.S. On April 24, 2019, Duke Energy executed an agreement to sell a minority interest in a portion of certain renewable assets. The portion of Duke Energy's commercial renewables energy portfolio sold includes 49 percent of 37 operating wind, solar and battery storage assets and 33 percent of 11 operating solar assets across the U.S. The sale will result in pretax proceeds to Duke Energy of $415 million. Duke Energy will retain control of these assets, and, therefore, no gain or loss was recognized on the Condensed Consolidated Statements of Operations upon closing of the transaction in September 2019.

        Duke Energy is a Delaware corporation. The address of Duke Energy's principal executive offices is 550 South Tryon Street, Charlotte, North Carolina 28202-1803 and its telephone number is (704) 382-3853. Duke Energy's common stock is listed and trades on the New York Stock Exchange under the symbol "DUK."

        The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus.

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our most recent Annual Report on Form 10-K as they may be updated by our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK

        The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws and is qualified in its entirety by reference to those documents.

        Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

        Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder's name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

        Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.

        Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

        The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.

DESCRIPTION OF PREFERRED STOCK

        Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

        Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

        The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

        Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

        Our certificate of incorporation provides that certain actions required or permitted to be taken at an annual or special meeting of shareholders may be effected without a meeting by written consent of the holders of our common stock, but only if such action is taken in accordance with our certificate of incorporation, our by-laws and applicable law.

        Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. In addition, special meetings of the shareholders or of any class or series entitled to vote may also be called by our Secretary upon the written request by the holders of record at the time such request is delivered representing at least fifteen percent (15%) of the outstanding shares of our common stock.

        The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, and the requirement that shareholders act at a meeting unless all shareholders agree in writing, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

        In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in either:

  •
  our senior debt securities or subordinated debt securities, or

  •
  debt securities of third parties, including, but not limited to, U.S. treasury securities,

securing the holders' obligations to purchase the common stock under the stock purchase contracts.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF DEBT SECURITIES

        Duke Energy will issue the debt securities, whether senior or subordinated, in one or more series under its Indenture, dated as of June 3, 2008, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture, or the Indenture Trustee, will be The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture is an exhibit to the registration statement, of which this prospectus is a part.

        Duke Energy conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

        Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the Indenture will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

        The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Indenture.

General

        The Indenture does not limit the amount of debt securities that Duke Energy may issue under it. Duke Energy may issue debt securities from time to time under the Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

        The debt securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

Provisions Applicable to Particular Series

        The prospectus supplement for a particular series of debt securities being offered will disclose the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. Those terms may include some or all of the following:

  •
  the title of the series;

  •
  the total principal amount of the debt securities of the series;

  •
  the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

  •
  the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

  •
  any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

  •
  whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

  •
  the place or places where payments will be made;

  •
  whether Duke Energy has the option to redeem the debt securities and, if so, the terms of its redemption option;

  •
  any obligation that Duke Energy has to redeem the debt securities through a sinking fund or to purchase the debt securities through a purchase fund or at the option of the holder;

  •
  whether the provisions described under "Satisfaction and Discharge; Defeasance and Covenant Defeasance" will not apply to the debt securities;

  •
  the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

  •
  if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

  •
  the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

  •
  whether the debt securities will be issuable as global securities and, if so, the securities depositary;

  •
  any changes in the events of default or covenants with respect to the debt securities;

  •
  any index or formula used for determining principal, premium or interest;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

  •
  the person to whom any interest shall be payable if other than the person in whose name the debt security is registered on the regular record date for such interest payment; and

  •
  any other terms.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the debt securities only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the debt securities. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange (excluding certain exchanges not constituting a transfer as set forth in the Indenture). Subject to the terms of the Indenture and the limitations applicable to global securities, transfers and exchanges of the debt securities may be made at The Bank of New York Mellon Trust Company, N.A., 240 Greenwich Street, New York, New York 10286 or at any other office maintained by Duke Energy for such purpose.

        The debt securities will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. Duke Energy may at any time deliver executed debt securities to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate such debt securities upon the written request of Duke Energy and satisfaction of certain other conditions set forth in the Indenture.

        Duke Energy may offer and sell the debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Global Securities

        We may issue some or all of the Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

        As long as the securities depositary or its nominee is the registered holder of a global security representing Debt Securities, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

  •
  may not have the global security or any Debt Securities registered in their names;

  •
  may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the global security; and

  •
  will not be considered the owners or holders of the global security or any Debt Securities for any purposes under the applicable securities or the related mortgage or indenture.

        We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Debt Securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the securities depositary, with respect to participants' interests; and

  •
  any participant, with respect to interests the participant holds on behalf of other persons.

        Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  Duke Energy Corporation;

  •
  the applicable trustee; or

  •
  any agent of either of them.

Redemption

        Provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem debt securities only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those debt securities on the date fixed for redemption and that if the Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those debt securities. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate.

        Duke Energy will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of a series during the fifteen (15) day period before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

        The Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Indenture and the debt securities issued under it, and Duke Energy must deliver to the Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Indenture, and Duke Energy will be relieved of its obligations under the Indenture and the debt securities.

Modification; Waiver

        Duke Energy may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series of debt securities that are affected by the modification, voting as one class. The consent of the holder of each outstanding debt security affected is, however, required to:

  •
  change the maturity date of the principal or any installment of principal or interest on that debt security;

  •
  reduce the principal amount, the interest rate or any premium payable upon redemption of that debt security;

  •
  reduce the amount of principal due and payable upon acceleration of maturity;

  •
  change the currency of payment of principal, premium or interest on that debt security;

  •
  impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

  •
  reduce the percentage in principal amount of debt securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

  •
  with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

        In addition, Duke Energy may modify the Indenture for certain other purposes, without the consent of any holders of debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any debt security or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding debt security of the series affected.

Events of Default

        The following are events of default under the Indenture with respect to any series of debt securities, unless Duke Energy states otherwise in the applicable prospectus supplement:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay when due any interest on any debt security of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of debt securities that permit such deferrals;

  •
  failure to make any sinking fund payment when required for any debt security of that series that continues for sixty (60) days;

  •
  failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Indenture Trustee or the holders of at least 33% of the outstanding debt securities of that series give Duke Energy and, if such notice is given by the holders, the Indenture Trustee written notice of the default; and

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  certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

        In the case of the fourth event of default listed above, the Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of debt securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action within the original grace period.

        Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

        If an event of default with respect to debt securities of a series occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment or decree for payment of the money due has been obtained if:

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  Duke Energy has paid or deposited with the Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Indenture Trustee; and

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  all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

        The Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding debt securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercise of any power of the Indenture Trustee with respect to those debt securities. The Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, or in the payment of any sinking or purchase fund installment, from the holders of any series if the Indenture Trustee in good faith considers it in the interest of the holders to do so.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to enforce those payments.

        Duke Energy is required to furnish each year to the Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

        The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. The paying agent will pay interest on debt securities issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on debt securities that are not in global form at its office or, at Duke Energy's option:

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  by wire transfer to an account at a banking institution in the United States that is designated in writing to the Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

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  by check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the Indenture Trustee will act as paying agent for that series of debt securities, and the principal corporate trust office of the Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

        Any money that Duke Energy has paid to the Indenture Trustee or a paying agent for principal, any premium or interest on any debt securities which remains unclaimed at the end of two years after that principal, premium or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

        Upon the written request of Duke Energy, the Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Indenture) when:

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  either all debt securities have been delivered to the Indenture Trustee for cancellation or all debt securities not delivered to the Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy has deposited with the Indenture Trustee money or government obligations sufficient to pay and discharge such debt securities to the applicable maturity or redemption date (including principal, any premium and interest thereon);

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  Duke Energy has paid or caused to be paid all other sums payable under the Indenture by Duke Energy; and

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  Duke Energy has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

        The Indenture provides that Duke Energy may be:

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  discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

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  released from its obligations under certain restrictive covenants especially established with respect to any series of debt securities, as described in the Indenture, such a release being called a "covenant defeasance" in this prospectus.

        Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption.

        Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the Indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

        Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

        Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Indenture Trustee

        The Bank of New York Mellon Trust Company, N.A., is the Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with the Indenture Trustee or its affiliates. The Indenture Trustee or its affiliates also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

        The Indenture Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

        Upon any application by Duke Energy to the Indenture Trustee to take any action under any provision of the Indenture, Duke Energy is required to furnish to the Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  the name or names of any underwriters;

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  the purchase price of the securities and the proceeds to us from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Duke Energy Corporation's Annual Report on Form 10-K, and the effectiveness of Duke Energy Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future documents filed by Duke Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed.

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  Annual Report on Form 10-K for the year ended December 31, 2018, including the portions of our definitive proxy statement filed on Schedule 14A on March 21, 2019 that are incorporated by reference therein;

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019; and

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  Current Reports on Form 8-K filed on February 28, 2019, March 11, 2019, March 21, 2019, March 29, 2019, April 1, 2019, May 8, 2019, May 16, 2019, June 7, 2019, June 26, 2019, July 2, 2019, August 9, 2019 and September 12, 2019.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.